Exhibit 99.1

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N E W S   R E L E A S E

THE BANK OF KENTUCKY, INC. EXECUTES LETTER OF INTENT
TO ACQUIRE CERTAIN ASSETS AND LIABILITIES OF
PEOPLES BANK OF NORTHERN KENTUCKY

FLORENCE, KENTUCKY, July 23, 2002—The Bank of Kentucky, Inc., a wholly-owned subsidiary of The Bank of Kentucky Financial Corporation (OTC:BKYF) announced today that it entered into a non-binding letter of intent with Peoples Bank of Northern Kentucky to purchase certain assets and certain liabilities of Peoples Bank of Northern Kentucky.

Under the terms of the contemplated transaction, The Bank of Kentucky will purchase all of the branches and ATMs of Peoples Bank of Kentucky and will assume all deposits. Most of the loans in the loan portfolio of Peoples Bank of Kentucky will also be purchased, however, any loan associated with any Erpenbeck-related entity or affiliate will not be assumed.

The contemplated purchase is subject to substantial conditions that must be satisfied before the transaction is consummated, including but not limited to the following: satisfactory completion of due diligence, successful negotiation of definitive documents, receipt of regulatory approvals, and successful implementation of a plan to resolve third party claims or potential third party claims against Peoples Bank of Northern Kentucky.

“I am excited about the opportunity to further support our strategic business plan through this transaction,” said The Bank of Kentucky President and CEO, Robert W. Zapp.

There are many similarities between Peoples Bank and The Bank of Kentucky. Both are community banks. Both share the same philosophy on providing outstanding customer service and both banks were created in the early 1990s. In addition, both are vital and contributing members of the communities in which they do business.

“This purchase of selected assets is predicated first and foremost on strategic fit,” commented Mr. Zapp. “One of the first things you’ll notice is that there is little, if any overlap in the branch network of these two institutions. This supports our strategic objective of increasing our market share in Northern Kentucky through a series of fill-in acquisitions and new branch openings.”

Upon consummation of this transaction, Peoples Bank customers will benefit from the availability of many more branches and ATMs and a more complete offering of products and services. Peoples’ employees will have access to more career opportunities with the larger organization. In fact, we will make a good faith effort to hire the overwhelming majority of Peoples Bank employees.

Upon consummation of this transaction, The Bank of Kentucky expects to have more than 200 employees, $700 million in assets, $600 million in deposits, 25 branches and 37 ATMs servicing Boone, Campbell, Grant and Kenton counties in Northern Kentucky.

This news announcement contains certain forward looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements about the benefits of the transaction, The Bank of Kentucky Financial Corporation’s plans, objectives, expectations and intentions and other statements that are not historical fact, including words or expressions such as “intend” or “expect” or variations of such words and similar expressions.

The following factors, among others could cause actual results to differ from those set forth in the forward looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the ability to structure the transaction to the satisfaction of The Bank of Kentucky Financial Corporation; the risk that the assets will not be integrated successfully, the risk that the revenue synergies and cost savings from the transaction may not be fully realized or may take longer to realize than expected, disruptions in the transaction may make it difficult to maintain relationships with clients, and the risk of new and changing regulation in the United States.

Additional factors that could cause The Bank of Kentucky Financial Corporation’s results to differ materially from those described in the forward looking statements can be found in the reports filed with the U.S. Securities and Exchange Commission. Several factors may have an impact on these statements including economic changes and, accordingly, The Bank of Kentucky Financial Corporation’s actual performance and results may vary from those stated herein. The Bank of Kentucky Financial Corporation undertakes no obligation to update the information contained herein.

About The Bank of Kentucky: The Bank of Kentucky Financial Corporation (OTC: BKYF), a Florence, Kentucky-based financial institution with $535 million in assets and $456 million in deposits, is the holding company for its lead bank, The Bank of Kentucky. With 17 branch offices and 29 ATMs, The Bank of Kentucky is principally engaged in the business of accepting consumer and commercial deposits and using these deposits to fund residential and non-residential real estate loans, and commercial, consumer, construction and land development loans in the fast-growing Boone, Campbell, Grant and Kenton Counties of Northern Kentucky. More information about The Bank of Kentucky can be found at www.bankofky.com.

About Peoples Bank of Northern Kentucky: Peoples Bank of Northern Kentucky was founded in 1992 to offer a service-based alternative to large, regional banks in Northern Kentucky. In just 10 years, Peoples Bank has grown to more than $200 million in assets with eight locations, including Crestview Hills, Crescent Springs, Edgewood, Ft. Wright, Hebron, Independence, Richwood and Highland Heights.

For additional information, please contact:

The Bank of Kentucky
Donald G. Bahr
Senior Vice President
Retail Banking Group
(859) 372-5174
dbahr@bankofky.com

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Q U E S T I O N S &
A N S W E R S

THE BANK OF KENTUCKY PURCHASES SELECTED
ASSETS OF PEOPLES BANK OF NORTHERN KENTUCKY

Q.	Is this a merger or an acquisition?

A.
The Bank of Kentucky simply offered to purchase many of the assets of Peoples Bank of Northern Kentucky and assume its deposit liabilities. For instance, we want to purchase all of the physical assets (branches/ATMs) and many, but not all, of the loans in its portfolio.

Q.	Will the company purchase any of the loans related to the Erpenbeck lawsuits?

A.	Absolutely not. We will be able to select which loans we wish to purchase based upon each loan’s ability to satisfy reasonable underwriting and performance criteria.

Q.	What will be the purchase price?

A.
The final dollar value of the deal is based upon a formula that places a premium on the amount of deposits at the time of the closing and a premium on the value of the loans we purchase at the time of closing. We believe we are purchasing the fixed assets at fair market value.

Q.	Will any shares of stock be involved in this purchase?

A.	No. We will pay cash for this transaction.

Q.	What exactly will The Bank of Kentucky get for its money?

A.	We want to purchase eight branches, eight ATMs, and assuming no change in customers, loans or deposits, $158 million in deposits, and the majority of Peoples loan portfolio.

Q.	What about the employees of Peoples Bank?

A.	We plan to make a good faith effort to hire the overwhelming majority of Peoples Bank employees.

Q.	Has this Letter of Intent been approved by the Board of Directors of The Bank of Kentucky Financial Corporation?

A.	Our board authorized us to sign a Letter of Intent.

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Q U E S T I O N S &
A N S W E R S

Q.	Why does The Bank of Kentucky want to purchase Peoples’ assets?

A.
This purchase of selected assets of Peoples is predicated first and foremost on strategic fit. One of the first things you’ll notice is that there is little, if any overlap in the branch network of these two institutions. This supports our strategic objective of increasing our market share in our four Northern Kentucky counties through a series of fill-in acquisitions and new branch openings.

We’re not shy about stating our goal is to become the #1 bank in Northern Kentucky!

Q.	Why else?

A.
There are many similarities between our institutions. Both are community banks. We share the same philosophy on providing outstanding customer service. Both banks were created in the early 1990s. Both have similar corporate cultures and both are vital and contributing members of the communities in which they operate.

Upon consummation of this Letter of Intent, The Bank of Kentucky expects to have morethan 200 employees, $700 million in assets, $600 million in deposits, 25 branches and 37 ATMs servicing the four-county Northern Kentucky market.

Q.	What about run-off in deposits?

A.	We feel that any run-off that would have occurred has already taken place.

Q.	Are you worried that this deal will negatively impact shares of BKYF stock?

A.
Strategically, this will be great for us. We feel the provisions we have built into the Letter of Intent that allow us to inspect and only accept the loans that satisfy reasonable underwriting and performance criteria will help ensure the success of this deal for BKYF shareholders.

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